As filed with the Securities and Exchange Commission on May 26, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

SCHMID Group N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Robert-Bosch-Str. 32-36

72250 Freudenstadt

Germany

Tel: +49 7441 538 0

(Address, including zip code, and telephone number, including area code, of principal executive offices)

SCHMID GROUP N.V. SHARE INCENTIVE PLAN

(Full title of the plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and address for agent for service)

+1 (800) 221-0102

(Telephone number, including area code, of agent for service)

Copies to:
Axel Wittmann George Hacket Clifford Chance PmbB Junghofstrasse 14 60311 Frankfurt, Germany +49 (69) 7199 1528

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) covers the registration of 2,500,000 shares of ordinary shares, par value €0.01 per share (the “Ordinary Shares”), of SCHMID Group N.V. (the “Company”), reserved for issuance pursuant to share awards that may be granted under the equity incentive plan of the Company (the "SCHMID Group N.V. Share Incentive Plan") from time to time.

This Registration Statement contains a “reoffer prospectus” prepared in accordance with Part I of Form F-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Ordinary Shares, par value €0.01 per share, of the Company that constitute restricted or control securities, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), by certain securityholders that are current and former directors, officers, other employees and service providers of the Registrant (each, a “Selling Securityholder”) for their own accounts. Certain of such Ordinary Shares have already been issued to the Selling Securityholders pursuant to compensatory arrangements, including bonus and board compensation arrangements, and are being registered hereby for resale. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

SCHMID Group N.V.

Resale of 221,039 Ordinary Shares

This prospectus relates to 221,039 Ordinary Shares of the Registrant (the “ Reoffer Shares”), which may be offered from time to time by certain securityholders that are our current and former directors, officers, other employees and service providers (the “Selling Securityholders”) for their own accounts. We will not receive any of the proceeds from the sale of Reoffer Shares by the Selling Securityholders made hereunder. The Reoffer Shares were issued by the Company to the Selling Securityholders pursuant to compensatory and incentive arrangements, including 2023 management bonuses and 2025 board compensation, which were satisfied through the issuance of Ordinary Shares in exchange for the settlement of outstanding compensation claims pursuant to subscription and set-off arrangements, and are being registered hereby for resale.

The Selling Securityholders may sell the Reoffer Shares described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Securityholders may sell any, all, or none of the Reoffer Shares and we do not know when or in what amount the Selling Securityholders may sell their Reoffer Shares, if they were to sell any, hereunder following the effective date of this Registration Statement. The price at which any of the Reoffer Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Reoffer Shares may be sold at the market price of the Ordinary Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Reoffer Shares. The Reoffer Shares may be sold through underwriters or dealers which the Selling Securityholders may select. If underwriters or dealers are used to sell the Reoffer Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Securityholders may sell their Reoffer Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and are subject to reduced public company reporting requirements. This Reoffer Prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Ordinary Shares are listed on The Nasdaq Global Market (“NASDAQ”) under the symbol “SHMD.” On May 22, 2026, the last sale price of our Ordinary Shares as reported on the NASDAQ was $7.45 per share.

The amount of Reoffer Shares to be offered or resold under this reoffer prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling the Reoffer Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

Investing in the ordinary shares offered pursuant to this registration statement involves a high degree of risk. For more information, please see the section of this Reoffer Prospectus titled "Risk Factors" beginning on page 4.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Reoffer Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this prospectus is May 26, 2026

You should rely only on the information contained in this Reoffer Prospectus. No one has been authorized to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Reoffer Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe, any restrictions relating to this offering and the distribution of this Reoffer Prospectus.

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “SEC”). This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

This Reoffer Prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this Reoffer Prospectus is accurate as of any date other than that date or as of any earlier date specified, including in any information incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed this Registration Statement on Form S-8, including exhibits, under the Securities Act, with respect to the Ordinary Shares offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and its exhibits.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and Selling Securityholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://schmid-group.com/schmid-group/investor-relations/. Except for the SEC filings expressly incorporated by reference under “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC by the Registrant are incorporated by reference in the Registration Statement of which this Reoffer Prospectus forms a part:

(a) The Company’s Annual Report on Form 20-F (File No. 001-42040) for the year ended December 31, 2025, filed with SEC on May 15, 2026; and

(b) The Company’s Current Report on Form 6-K filed on May 26, 2026.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent designated therein, certain Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the SEC, in each case, subsequent to the effective date of this Registration Statement, of which this Reoffer Prospectus forms a part, and prior to the filing of a post-effective amendment to this Registration Statement, of which this Reoffer Prospectus forms a part, indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus may include forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including statements relating to financing activities; future sales, expenses, and profitability; future development and expected growth of our business and industry; our ability to execute our business model and our business strategy; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; and projected capital spending. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

We undertake no obligation to update any forward-looking statements made in this Reoffer Prospectus to reflect events or circumstances after the date of this Reoffer Prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law.

The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Further information on these and other factors that could affect our financial results is included in filings we make with the U.S. Securities and Exchange Commission (“SEC”) from time to time, including the section titled “Risk Factors” included in the Form 20-F filed on May 15, 2026.  These documents are available on the SEC’s website at www.sec.gov.

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SUMMARY OF THE PROSPECTUS

This Reoffer Prospectus is part of the Registration Statement that we filed with the SEC. We have provided to you in this Reoffer Prospectus a general description of the Selling Securityholders and the distribution of the Reoffer Shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement of which this Reoffer Prospectus forms a part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s website or at our website as described above under the heading “Incorporation of Certain Information by Reference.”

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” and the “Company” refer to SCHMID Group N.V. and its consolidated subsidiaries.

Company Overview

We are a global supplier of equipment, software and services for various industries such as printed circuit board (“PCB”), substrate manufacturing, glass and photovoltaics with a focus on the highest end of these markets in terms of technology and performance. We are a long-established, fifth- generation family-controlled business that was founded in 1864 in Freudenstadt, Germany as an iron foundry. We have been developing machines for the electronics industry since the 1960s and photovoltaics solutions since the early 2000s. We focus on a modular product portfolio of machinery to use in the manufacturing of high-end PCB equipment and semiconductor packaging devices which includes common flexible circuit fabrication techniques such as subtractive, semi-additive processes (“SAP”) and modified semi additive processes (“mSAP”). We are a global supplier of capital equipment, software and services for the PCB and substrate manufacturing industry. We focus on the highest end of the market in terms of technology and performance. We do not only develop production techniques and build machines ourselves; we are also extensively working with our customers on joint research & development projects for the next generation of electronics products. We produce our products in two manufacturing sites, one in Germany and one in China. In addition, we have built an extensive service and sales network in six centers in the US, Europe, and Asia. In addition to our sale and service centers and two manufacturing sites, in South Korea we also work with our partners in SCHMID Avaco Korea, Co. Ltd. which we account for using the equity method. We also provide customer service through which we assist our customers with machinery and software upgrades, spare parts, logistics, customer training in multiple languages, on-site management, maintenance contracts, and project management.

We have developed and applied for patents for the embedded traces (“ET”), PCB and substrate production processes that allow a significant increase in manufacturing precision as well as enhanced design features while also achieving cost savings compared to traditional processes and reduce the CO2 emissions of the overall production processes. We believe that our ET technology will gain a significant share of the high- end PCB and substrate market as it has substantial advantages in technology capabilities, cost and to reduce emissions as well as water consumption for production processes (greener production processes). We believe these innovative production processes create a sustainable competitive advantage that helps us reach new customers and allows us to continue to grow our market share and capitalize on the overall positive market growth trends.

Our customers include large, global original equipment manufacturer (“OEM”) from the semiconductor, consumer electronics industry, space and defense electronics and companies that are part of the supply chain of such global companies.

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We have a research and development focused business model. We develop and build innovative machines and systems for wet & vacuum processing in various industries spanning high-end electronics such as PCB and organic packaging, photovoltaics and special glass applications as well as other high-tech industries. We employ more than 150 scientists, engineers and development personnel to focus on new technologies and processes out of a total of approximately 734 employees (by headcount) globally. As a result, we consistently invest a significant amount in R&D. Our science, engineering and development staff work in close collaboration with our customers to jointly develop high-value solutions. Such collaboration may reduce commercial risk, given that solutions are specifically developed for customers. The remainder of our R&D investment is focused on developing next-generation technologies, often as part of a collaborative process with our customers. In addition, we work with universities and leading research institutes such as the Fraunhofer Institute for Solar Energy Systems.

Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Pegasus TopCo B.V. on February 7, 2023, solely for the purpose of effectuating the Business Combination. Our name was changed from Pegasus TopCo B.V. to SCHMID Group N.V. when we converted into a Dutch public limited liability company (naamloze vennootschap) on April 30, 2024, in connection with the closing of the Business Combination. We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 89188276. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands and the mailing and business address of our principal executive office is Robert-Bosch-Str. 32-36, 72250 Freudenstadt, Federal Republic of Germany. Our telephone number is Tel: +49 7441 538 0.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

The Offering

This Reoffer Prospectus relates to the offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of up to 221,039 Reoffer Shares. If, subsequent to the date of this Reoffer Prospectus, we grant additional Reoffer Shares to the Selling Securityholders or to other plan participants, we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Securityholders and/or the names of such other plan participants and the number of shares to be reoffered by them under the plan. The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Reoffer Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of Reoffer Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

RISK FACTORS

Investing in shares of the Reoffer Shares involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in the Reoffer Shares. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of the Reoffer Shares could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

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DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered Reoffer Shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Reoffer Shares by the Selling Securityholders All proceeds from the sale of the Shares will be for the account of the Selling Securityholders.

SELLING SECURITYHOLDERS

The table below sets forth information concerning the resale of the Reoffer Shares by the Selling Securityholders. We will not receive any proceeds from the resale of the Reoffer Shares by the Selling Securityholders.

The table below sets forth, as of May 26, 2026 (the “Determination Date”): (i) the name of each person who is offering the resale of Reoffer Shares by this Reoffer Prospectus; (ii) the number of Reoffer Shares that each Selling Securityholders may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Securityholders has a present intention to do so; and (iii) the number of shares (and the percentage, if 1% or more) of Reoffer Shares each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Securityholder listed in the table below is c/o SCHMID Group N.V., Robert-Bosch-Str. 32-36, 72250 Freudenstadt, Germany.

The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their Reoffer Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of Reoffer Shares that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Reoffer Shares under the offering contemplated by this Reoffer Prospectus or acquire additional Reoffer Shares. The total number of Reoffer Shares that may be sold hereunder will not exceed the number of Reoffer Shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

		Securities beneficially owned before the Offering					Reoffer Shares offered for resale in this Offering		Shares beneficially owned after this Offering (1)
Name of the Selling Securityholder	Position in the Company	Shares		Warrants		% (2)	Shares		Shares	%
Christian Schmid	Chief Executive Officer	31,388,004	(3)	4,000,000	(3)	49.25%	43,029	(4)	31,293,985	49.10%
Anette Schmid	Non-executive Director	31,388,004	(3)	4,000,000	(3)	49.25%	50,990	(4)	31,293,985	49.10%
Helmut Rauch	Chief Operating Officer	—		—		—	34,591		—	—
Christian Buchner	Manager	—		—		—	22,082		—	—
Thomas Widmann	Manager	—		—		—	16,759		—	—
Heiko Vogel	Manager	—		—		—	7,800		—	—
Laurent Nicolet	Manager	—		—		—	9,212		—	—
Ralf Dieter Speth	Chairman, Non-executive Director	—		145,538		*	16,311		—	—
Dr. Annedore Streyl	Non-executive Director	—		—		—	11,368		—	—
Boo Keun Yoon	Non-executive Director	—		—		—	8,897		—	—

*Represents beneficial ownership of less than one percent.

(1) Assumes the sale of all securities offered in this prospectus.

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(2) Based on a total number of outstanding shares of the Company of 63,733,430 as of May 26, 2026. This total includes all issued and vested shares, but excludes 5,000,000 earn-out-shares issued to Anette Schmid and Christian Schmid at the Closing of the Business Combination, which have not yet vested, cannot be voted and cannot be disposed of until the thresholds set out in the Earn-Out Agreement are reached. This total also excludes any shares which may be underlying the warrants, options and convertible noted the Company has issued.

(3) Anette Schmid and Christian Schmid hold securities in the Comapny both directly and indirectly. Anette Schmid controls wholly-owned investment vehicles Schmid Aequitas GmbH & Co. KG and Schmid Grundstücke GmbH & Co. KG, via which she holds 13,680,589 ordinary shares and 2,000,000 warrants, and 1,028,074 ordinary shares respectively. She holds 43,029 ordinary shares directly. Christian Schmid controls a wholly-owned investment vehicle, C. Schmid Beteiligung GmbH & Co. K, via which he holds 16,585,322 ordinary shares and 2,000,000 warrants. He holds 50,990 ordinary shares directly. Anette Schmid and Christian Schmid have a Joint Voting Agreement by which they vote all their beneficially owned securities together. For that reason their combined securities are listed as owned prior to the Offering.

(4) Anette Schmid and Christian Schmid hold their Reoffer Shares in their own name, and may offer, sell or dispose of the shares independently of one another. The Reoffer Shares for resale in this offering of each securityholder are therefore separately listed.

PLAN OF DISTRIBUTION

The Reoffer Shares covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Securityholders. The Reoffer Shares offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on the NASDAQ or any other stock exchange on which the Reoffer Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Reoffer Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. Such underwriters or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular underwriter, broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Securityholder and any participating underwriter or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Reoffer Shares. Any commissions or other fees payable to underwriters or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the Reoffer Shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell Reoffer Shares in compliance with Rule 144, if available. There is no assurance that the Selling Securityholders will sell all or a portion of the Reoffer Shares offered hereby. The Selling Securityholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Reoffer Shares against certain liabilities in connection with the offering of the Reoffer Shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Reoffer Shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Reoffer Shares and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the Reoffer Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Reoffer Shares to engage in passive market-making activities with respect to the Reoffer Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of Reoffer Shares in the secondary market. All of the foregoing may affect the marketability of the Reoffer Shares and the ability of any person or entity to engage in market-making activities with respect to the Reoffer Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the Reoffer Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Reoffer Shares with respect to Dutch law and certain other matters of Dutch law will be passed upon for us by Clifford Chanse LLP, our Dutch counsel.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the SEC by the Registrant are incorporated by reference in the Registration Statement:

(a) The Company’s Annual Report on Form 20-F (File No. 001-42040) for the year ended December 31, 2025, filed with SEC on May 15, 2026; and

(b) The Company’s Current Report on Form 6-K filed on May 26, 2026.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent designated therein, certain Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the SEC, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Registration Statement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Registration Statement but not delivered with this Registration Statement other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates.

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Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Under Dutch law, directors of a Dutch public company may be held jointly and severally liable to the company for damages in the event of improper performance of their duties. In addition, directors may be held liable to third parties for any actions that may give rise to a tort. This applies equally to our non-executive directors and executive directors.

To the extent permissible by law, the Registrant will indemnify and agrees to defend and hold harmless each (current or former) director and each (current or former) officer (procuratiehouder) (each: an "Indemnified Person"), against any liabilities, claims, judgments, fines and penalties (“Claims”) incurred by the Indemnified Person as a result of any threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative (each: a “Legal Action”), brought by any party other than the Registrant or a group company (groepsmaatschappij) thereof, in relation to acts or omissions in or related to his capacity as an Indemnified Person. Claims will include derivative actions brought on behalf of the Registrant or a group company (groepsmaatschappij) thereof or their respective equity holders or creditors against the Indemnified Person and Claims by the Registrant or a group company (groepsmaatschappij) thereof or their respective equity holders or creditors for reimbursement for Claims by third parties on the ground that any such Indemnified Person was jointly liable to that third party in addition to the Registrant or a group company (groepsmaatschappij) thereof or their respective equity holders or creditors.

The Indemnified Person will not be indemnified with respect to Claims in so far as such Claims relate to fraud (bedrog) committed by such Indemnified Person, or if the Indemnified Person shall have been adjudged to be liable for willful misconduct (opzet) or gross negligence (bewuste roekeloosheid), provided that such fraud (bedrog), wilful misconduct (opzet) or gross negligence (bewuste roekeloosheid), as the case may be, had been adjudicated to have been the direct and primary cause for the Claim for which indemnification hereunder is sought by a competent court with jurisdiction over the matter, in a final non-appealable judgment, order or decree.

Any expenses (including reasonable attorneys’ fees and litigation costs) (together the “Expenses”) incurred by the Indemnified Person in connection with any Legal Action, shall be reimbursed by the Registrant, but only upon receipt of a written undertaking by that Indemnified Person that he shall repay such advanced Expenses if a competent court with jurisdiction over the matter, in a final non-appealable judgment, order or decree, should determine that such Indemnified Person is not entitled to be indemnified hereunder in respect of such Legal Action. Expenses shall be deemed to include any tax liability that the Indemnified Person may incur as a result of his indemnification or reimbursement hereunder.

If a Legal Action against any Indemnified Person by the Registrant or a group company (groepsmaatschappij) thereof occurs, the Registrant will advance to the Indemnified Person his reasonable Expenses, but only upon receipt of a written undertaking by that Indemnified Person that he shall repay such Expenses in the event a competent court with jurisdiction over the matter, in a final non-appealable judgment, order or decree, should resolve the Legal Action in favor of the Registrant rather than the Indemnified Person.

Item 7.    Exemption from Registration Claimed.

Not applicable.

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Item 8.    Exhibits.

The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description of Exhibit
4.1	Articles of Association of the Registrant as of April 30, 2024. (incorporated by reference to Exhibit 1.1 of the Registrant’s Annual Report on Form 20-F filed with the Commission on May 15, 2024).
5.1*	Opinion of Clifford Chance LLP.
23.1*	Consent of KPMG AG Wirtschaftspruefungsgesellschaft, Independent Registered Public Accounting Firm.
23.2*	Consent of Clifford Chance LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
99.1*	SCHMID Group N.V. Share Incentive Plan.
99.2*	2025 Board Compensation Issuance Subscription Agreement by and among Christian Mathias Schmid, Ralf Dieter Speth, Dr. Annedore Streyl, Boo Keun Yoon, Anette Schmid, and SCHMID Group N.V. dated May 21, 2026
99.3*	2023 Management Bonus Set-Off Agreement by and among Christian Schmid, Helmut Rauch, Anette Schmid, Christian Buchner, Thomas Widmann, Heiko Vogel, Laurent Nicolet, and SCHMID Group N.V. dated May 21, 2026
99.4*	2023 Management Bonus Debt Assumption Agreement by and among Laurent Nicolet, SCHMID Taiwan Ltd., and SCHMID Group N.V. dated May 21, 2026
99.5*	2023 Management Bonus Debt Assumption Agreement by and among Heiko Vogel, SCHMID Technology (Guangdong) Co. Ltd., and SCHMID Group N.V. dated May 21, 2026
99.6*	2023 Management Bonus Debt Assumption Agreement by and among Christian Schmid, Helmut Rauch, Anette Schmid, Christian Buchner, Thomas Widmann, Gebr. Schmid GmbH, and SCHMID Group N.V. dated May 21, 2026
99.7*	2023 Management Bonus Subscription Agreement by and among Christian Schmid, Helmut Rauch, Anette Schmid, Christian Buchner, Thomas Widmann, Heiko Vogel, Laurent Nicolet, and SCHMID Group N.V. dated May 21, 2026
107*	Filing Fee Table.

* Filed herewith.

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Item 9.   Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur Schuetz and Christian Schmid, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freudenstadt, Germany, on May 26, 2026.

SCHMID Group N.V.

By:	/s/ Arthur Schuetz
Name:	Arthur Schuetz
Title:	Chief Financial Officer

By:	/s/ Christian Schmid
Name:	Christian Schmid
Title:	Chief Executive Officer and Executive Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated on May 26, 2026.

Signature	Title

/s/ Arthur Schuetz	Chief Financial Officer
Arthur Schuetz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christian Schmid	Chief Executive Officer and Executive Director
Christian Schmid	(Principal Executive Officer)

/s/ Prof. Dr. Sir Ralf Speth	Chairman, Non-Executive Director
Prof. Dr. Sir Ralf Speth

/s/ Anette Schmid	Non-Executive Director
Anette Schmid

/s/ Dr. Stefan Berger	Non-Executive Director
Dr. Stefan Berger

/s/ Dr. Annedore Streyl	Non-Executive Director
Dr. Annedore Streyl

/s/ Boo-Keun Yoon	Non-Executive Director
Boo-Keun Yoon

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of SCHMID Group N.V., has signed this registration statement in the City of New York, State of New York, on May 26, 2026.

Cogency Global Inc.

(Authorized Representative in the United States)

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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